UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934
(AMENDMENT NO.        )

Filed by the Registrant	☒

Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

LogicMark, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

EXPLANATORY NOTE

On August 2, 2022, LogicMark, Inc. (the “Company”) issued a press release (the “Release”) regarding the Company’s upcoming Annual Meeting of Stockholders scheduled to be held on Thursday, August 25, 2022 (the “Annual Meeting”), which included a letter regarding the Annual Meeting from Chia-Lin Simmons, the Company’s Chief Executive Officer, which the Company commenced distributing to its stockholders on August 2, 2022 (the “Letter”). The Letter summarizes certain recent Company operational and financial highlights and each of the Letter and Release reminds stockholders to vote for each of the four proposals included in the Definitive Proxy Statement that the Company filed with the U.S. Securities and Exchange Commission (“SEC”) on June 30, 2022 (the “Definitive Proxy Statement”).

The Release and Letter each supplements the Definitive Proxy Statement and each of the Definitive Additional Materials that the Company filed with the SEC on July 5, 2022, July 12, 2022, July 13, 2022, July 14, 2022, July 15, 2022, July 21, 2022, July 25, 2022, July 26, 2022 and July 28, 2022.

Below is a copy of the Release:

LogicMark Shares Intended Cost Savings and Shareholder Benefits with Shareholders Voting “For” Annual Meeting Proxy Proposals

Louisville, KY, August 2, 2022 – LogicMark, Inc. (Nasdaq: LGMK) (the “Company” or “LogicMark”) (formerly Nxt-ID, Inc.), a provider of personal emergency response systems (PERS), health communications devices, and technology for the growing care economy, today shared the intended cost savings and shareholder benefits with its shareholders, who were encouraged to vote “for” all annual meeting proxy proposals in the following letter to LogicMark shareholders in connection with the Company’s 2022 annual meeting of shareholders (the “2022 Annual Meeting”) to be held on August 25, 2022.

All votes are important, regardless of the number of shares owned. Shareholders as of the 2022 Annual Meeting record date, June 28, 2022, will be entitled to vote at the 2022 Annual Meeting. Shareholders are encouraged to read about the proposals in the Company’s Definitive Proxy Statement on Schedule 14A that was filed with the Securities and Exchange Commission on June 30, 2022. For assistance with voting your shares, please call our proxy solicitor, Laurel Hill Advisory Group, at 888-742-1305 or via email: LogicMark@laurelhill.com.

The full text of the letter follows.

Dear Fellow Shareholders,

With our annual meeting fast approaching on August 25th, I want to share with you why your vote “for” the proposals in the Annual Meeting Proxy will drive strong financial management, cost benefits and shareholder value for LogicMark and our shareholders. LogicMark has made significant strides in the past year and achieved incredible growth. Your crucial vote “For” the proposals will allow us to continue building towards LogicMark’s future success.

Voting “for” the proposals will allow us to continue our progress built upon recent successes, including intellectual property portfolio expansion. We see an opportunity for strong value creation emanating from our filing of five provisional patents critical to remote monitoring, artificial intelligence, and machine learning for pattern recognition, fall detection and other compelling capabilities. We believe they will help drive high value in our R&D and product development efforts, and some of these capabilities have already been integrated into our exciting new products, with more on the way.

I am proud to say that today’s LogicMark is debt free with stronger governance and operational controls. Our capital raise in September of last year yielded ample cash resources, which provide the necessary funding to enable us to invest in new product initiatives and enter new markets, while driving improved financial performance and cost efficiencies along the way. To those ends, we believe our newly announced direct-to-consumer sales channel, driven by our redesigned website and e-commerce platform, will broadly deliver our solutions to more people, including families and caregivers.

The proxy proposals are designed for additional cost savings:

●	New audit firm, BPM, is not only the best choice for the Company, but will reduce overhead costs (Proposal 2); and

●	Reincorporating the Company from Delaware to Nevada will measurably reduce operating costs (Proposal 4).

Additionally, the proxy proposals will:

●	Solidify our Board of Directors whose expertise is necessary to support the company’s continued transformation (Proposal 1); and

●	With the adoption of this new Plan, the Company’s two existing stock incentive plans will be terminated and the Company intends for potential dilution to shareholders to be reduced from 20% to 15%. (Proposal 3).

While we have made significant progress over the past year in strengthening our financial condition, implementing strong corporate controls, expanding our intellectual property portfolio and adding highly specialized talent, there is much still to be done to sufficiently position LogicMark as a leader in the new care economy.   With the ongoing support of our loyal shareholders, we are confident of LogicMark’s bright future. By voting “For” the proposals in the Annual Meeting Proxy, we will be able to continue our progress and build on our recent success in accomplishing our ambitious goals and objectives.

On behalf of the Board of Directors, I wish to thank our shareholders for your continued support in transforming LogicMark and look forward to 2022 and beyond as a highly transformative and rewarding period for LogicMark. If you need help voting, please call our proxy solicitor, Laurel Hill Advisory Group, at 888-742-1305.

Sincerely,

Chia-Lin Simmons

CEO of LogicMark

Forward-Looking Statements

This letter contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements reflect management’s current expectations, as of the date of this letter, and involve certain risks and uncertainties. Forward-looking statements include statements herein with respect to the successful execution of the Company’s business strategy. The Company’s actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors. Such risks and uncertainties include, among other things, our ability to establish and maintain the proprietary nature of our technology through the patent process, as well as our ability to possibly license from others patents and patent applications necessary to develop products; the availability of financing; the Company’s ability to implement its long range business plan for various applications of its technology; the Company’s ability to enter into agreements with any necessary marketing and/or distribution partners; the impact of competition, the obtaining and maintenance of any necessary regulatory clearances applicable to applications of the Company’s technology; the Company’s ability to maintain its Nasdaq listing for its common stock; and management of growth and other risks and uncertainties that may be detailed from time to time in the Company’s reports filed with the SEC.

ADDITIONAL INFORMATION

We have filed the Definitive Proxy Statement on Schedule 14A (the “Proxy Statement”) with the U.S. Securities and Exchange Commission (“SEC”) on June 30, 2022 in connection with our solicitation of proxies for the Annual Meeting. LOGICMARK, INC. SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ THE PROXY STATEMENT (AND ANY AMENDMENTS AND SUPPLEMENTS THERETO) AND ACCOMPANYING PROXY CARD AS THEY CONTAIN IMPORTANT INFORMATION. Shareholders may obtain the Proxy Statement, any amendments or supplements to the Proxy Statement and other documents as and when filed by us with the SEC without charge from the SEC’s website at www.sec.gov. Shareholders can also obtain, without charge, a copy of the Proxy Statement and other relevant filed documents from our website at https://investors.logicmark.com/financial-information/sec-filings.

About LogicMark, Inc.

LogicMark, Inc. (Nasdaq: LGMK) provides personal emergency response systems (PERS), health communications devices and technologies to create a Connected Care Platform. The Company’s devices give people the ability to receive care at home and confidence to age in place. LogicMark revolutionized the PERS industry by incorporating two-way voice communication technology directly into its medical alert pendant and providing this life-saving technology at a price point everyday consumers can afford. The Company’s PERS technologies are sold through the United States Veterans Health Administration and dealers/distributors.  LogicMark has been awarded a contract by the U.S. General Services Administration that enables the Company to distribute its products to federal, state, and local governments.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements reflect management’s current expectations, as of the date of this press release, and involve certain risks and uncertainties. Forward-looking statements include statements herein with respect to the successful execution of the Company’s business strategy. The Company’s actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors. Such risks and uncertainties include, among other things, our ability to establish and maintain the proprietary nature of our technology through the patent process, as well as our ability to possibly license from others patents and patent applications necessary to develop products; the availability of financing; the Company’s ability to implement its long range business plan for various applications of its technology; the Company’s ability to enter into agreements with any necessary marketing and/or distribution partners; the impact of competition, the obtaining and maintenance of any necessary regulatory clearances applicable to applications of the Company’s technology; the Company’s ability to maintain its Nasdaq listing for its common stock; and management of growth and other risks and uncertainties that may be detailed from time to time in the Company’s reports filed with the SEC.

Investor Relations Contact:

CORE IR
Investor@logicmark.com
516 222 2560

Media:

Jules Abraham
917 885 7378

Below is a copy of the Letter:

* * *

Note: Notwithstanding the foregoing or anything to the contrary contained herein, due to ongoing public health concerns regarding the COVID-19 pandemic and for the health and well-being of our stockholders, directors, management and associates, the Company is planning for the possibility that there may be limitations on attending the Annual Meeting in person, or the Company may decide to hold the Annual Meeting on a different date, at a different location or by means of remote communication (i.e., a “virtual meeting”).